EXHIBIT INDEX

                                    GPU, INC.

                   GPU COMPANIES EMPLOYEE SAVINGS PLAN FOR
          EMPLOYEES REPRESENTED BY IBEW LOCAL 459 AND UWUA LOCAL 180





Consent of Independent Accountants                                  Exhibit 23



Report on Audits of Financial Statements                            Exhibit 28
   for the Years Ended December 31, 1999
   and 1998